EXHIBIT 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made as of August 14, 2014, by and among Midwest Energy Emissions Corp., a Delaware corporation (“MEEC”), MES, Inc., a North Dakota corporation (“MES”, and collectively with MEEC, the “Debtors”) and AC Midwest Energy LLC, a Delaware limited liability company (the “Lender”).

PREAMBLE:

WHEREAS, Lender is purchasing a senior secured convertible note from MEEC in the original principal amount of the $10,000,000 (the “Note”) pursuant to the terms of that certain Financing Agreement by and among the Lender and the Debtors dated as of the date hereof (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”);

WHEREAS, pursuant to the terms of the Financing Agreement, the obligations of MEEC under the Note are guaranteed by MES; and

WHEREAS, as a condition precedent to executing the Financing Agreement and purchasing the Note, Lender has, among other things, required that this Agreement is executed and delivered by Debtors to Lender.

NOW, THEREFORE, in consideration of the premises which are incorporated herein by this reference and constitute an integral part hereof, the execution and delivery of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

ARTICLE ONE. DEFINITIONS

SECTION 1.01. DEFINED TERMS. In addition to terms defined elsewhere in this Agreement or any exhibit hereto, when used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any Person who is or who may become obligated to Debtors under, with respect to, or on account of an Account Receivable or other Collateral.

“Accounts Receivable” shall mean any and all accounts (as such term is defined in the UCC) of Debtors and each and every right of Debtors to (i) the payment of money or (ii) the receipt or disbursement of products, goods, services or other valuable consideration, whether such right now exists or hereafter arises, whether such right arises out of a sale, lease or other disposition of Inventory, or out of a rendering of services, or out of a policy of insurance issued or to be issued, or from a secondary obligation or arising out of the use of a credit or charge card or information contained on or for use with such card, incurred or to be incurred, or any other transaction or event, whether such right is created, generated or earned by Debtors or by some other Person who subsequently transfers its interest to Debtors, whether such right is or is not already earned by performance, and howsoever such right may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtors may at any time have by law or agreement against any Account Debtor or other Person obligated to make any such payment or against any property of such Account Debtor or other Person.

“Affiliate” shall mean individually, and “Affiliates” shall mean collectively, each Person which, directly or indirectly, owns or controls, on an aggregate basis, at least a five percent (5%) interest in any other Person, or which is controlled by or is under common control with any other Person.

“Collateral” shall mean all of Debtors’ assets, howsoever arising, wherever located and whether now owned or existing or hereafter existing or acquired, including, but not limited to, the following:

(i)	all Equipment including titled Vehicles;

(ii)	all Accounts Receivable;

(iii)	all Inventory;

(iv)
any and all monies, reserves, deposits, deposit accounts, securities, cash, cash equivalents, balances, credits, and interest and dividends on any of the above, of or in the name of Debtors, now or hereafter with the Lender or any financial institution, and any and all other property of any kind and description of or in the name of Debtors, now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Lender or any agent or bailee for the Lender;

(v)
all chattel paper, whether tangible or electronic chattel paper, contract rights, letter of credit rights, and instruments including, without limitation, all supporting obligations of any of the foregoing;

(vi)	all General Intangibles;

(vii)	all investment property;

(viii)	all furniture and fixtures;

(ix)	all documents of title and receipts, including, without limitation, all Vehicle Titles, whether negotiable or non-negotiable, including all goods covered by such documents;

(x)	any and all substitutions, renewals, improvements, replacements, additions and proceeds of (i) through (ix) above, including, without limitation, proceeds of insurance policies.

 “Collateral Locations” shall mean the locations set forth on Exhibit 1.01-A attached hereto.

“Equipment” shall mean all machinery and equipment owned by Debtors, wherever located, whether now owned or hereafter existing or acquired by Debtors, any embedded software thereon, any additions thereon, accessions thereto or replacements of parts thereof. Equipment shall include, without limitation, all titled Vehicles.

“General Intangibles” shall mean all general intangibles (as such term is defined in the UCC) owned by Debtors, including, but not limited to payment intangibles, goodwill, software, trademarks, trade names, licenses, patents, patent applications, copyrights, inventions, franchises, books and records of Debtors, designs, trade secrets, registrations, prepaid expenses, all rights to and payments of refunds, overpayments, rebates and return of monies, including, but not limited to, sales tax refunds, tax refunds, tax refund claims and rights to and payments of refunds, overpayments or overfundings under any pension, retirement or profit sharing plans and any guarantee, security interests or other security held by or granted to Debtors to secure payment by an Account Debtor of any of the Accounts Receivable.

“Inventory” shall mean any and all goods, finished goods, whole goods, materials, raw materials, work-in-progress, components or supplies, wheresoever located and whether now owned or hereinafter acquired and owned by Debtors, including, without limitation, goods, finished goods, whole goods, materials, raw materials, work-in-process, components or supplies in transit, wheresoever located, whether now owned or hereafter acquired by Debtors, which are held for demonstration, illustration, sale or lease, furnished under any contract of service or held as raw materials, work-in-process for manufacturing or processing or supplies for manufacturing or processing, and all materials used or consumed in the business of Debtors, and shall include such other property, the sale or disposition of which has given rise to an Accounts Receivable and which has been returned to or repossessed or stopped in transit by or on behalf of Debtors, but shall not include property owned by third parties in the possession of Debtors.

“Person” shall mean individually, and “Persons” shall mean collectively, any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

“UCC” shall mean the Uniform Commercial Code as enacted and amended in the State of Illinois, and as may be further amended from time to time.

“Vehicle” shall mean individually and “Vehicles” shall mean collectively, any motor vehicle, tank trailers and chassis, wherever located, whether now owned or hereafter existing or acquired by Debtors, and all attachments and accessions thereto or replacements of parts thereof. A list of Vehicles in existence as of the date of this Agreement is attached hereto as Exhibit 1.01-B and made a part hereof.

“Vehicle Title” shall mean, individually, and “Vehicle Titles” shall mean, collectively, each of the titles issued for any Vehicle.

SECTION 1.02. OTHER TERMS. Accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with generally accepted accounting principles in effect from time to time. Terms used in this Agreement which are defined in the UCC, shall, unless the context indicates otherwise or are otherwise defined in this Agreement, have the meanings provided for by the UCC. Other capitalized terms used in this Agreement which are not specifically defined herein or in the UCC shall have the meanings set forth in the Financing Agreement.

ARTICLE TWO. COLLATERAL

SECTION 2.01. SECURITY INTERESTS. To secure payment of the Obligations, Debtors hereby irrevocably pledge, assigns, transfer, convey and set over to the Lender and hereby grants to the Lender a security interest in and to the Collateral, howsoever arising, wherever located and whether now owned or existing or hereafter existing or acquired. The parties acknowledge and agree that such security interest shall be subordinate to a first and paramount security interest of Lender in the Collateral, and prior to all other liens on the Collateral.

SECTION 2.02. PERFECTION AND FILING REQUIREMENTS. Debtors shall perform any and all acts requested by the Lender to establish, maintain and continue the Lender's security interests and liens in the Collateral, including but not limited to, executing financing statements, executing such documentation as may be necessary to issue Vehicle Titles for any Vehicle showing Lender’s lien of record, and such other instruments and documents when and as reasonably requested by the Lender. Debtors hereby authorize Lender through any of Lender’s employees, agents or attorneys to file any and all financing statements, including, without limitation, any continuations, transfers or amendments thereof required to perfect Lender’s security interest and liens in the Collateral under the UCC without authentication or execution by Debtors.

SECTION 2.03. COLLECTION OF ACCOUNTS RECEIVABLE. Unless otherwise provided herein, Debtors may collect at Debtors’ own expense the Accounts Receivable in the ordinary course of business; provided, however, that Debtors’ authorization to collect the Accounts Receivable is subject to the following:

(A) The Lender, at any time after the occurrence of an Event of Default, may, in its sole and reasonable discretion, notify any or all of the Account Debtors that (i) the Accounts Receivable have been assigned to the Lender; and/or (ii) that all further payments on the Accounts Receivable should be paid solely to the Lender. When requested by the Lender after the occurrence of an Event of Default, Debtors at their expense will notify or cause to be notified any or all Account Debtors to pay directly to the Lender any sum or sums then due or to become due on the Accounts Receivable or any part thereof and all bills and statements thereafter sent by any Borrower to such Account Debtors shall state that the same have been assigned to the Lender and are payable solely to the Lender.

(B) The Lender, at any time after the occurrence of an Event of Default, may in its sole and reasonable discretion, require Debtors to establish and maintain a “lock box” account at the Lender or at a financial institution acceptable to Lender subject to the control of the Lender, and Debtors, at their expense, will notify or cause to be notified all Account Debtors to pay directly any sum or sums then due or to become due on the Accounts Receivable to such lock box account at the Lender.

(C) In the event an Account Debtors are notified under Subsections 2.03(A) or 2.03(B) of this Agreement or one or more Events of Default have occurred under the terms of this Agreement, the Lender shall have and succeed to all rights, remedies, securities and liens of Debtors in respect to such Accounts Receivable or other Collateral, including, but not limited to, the right of stoppage in transit of any merchandise, guarantees or other contracts or suretyship with respect to any such merchandise, warranties, unpaid seller's liens, statutory liens, artisans' liens, or the right to other collateral security held by or to which Debtors are entitled for the payment of any such merchandise, and shall have the right to enforce the same in its name or to direct the enforcement thereof by Debtors for the benefit of the Lender, and Debtors shall, at the reasonable request of the Lender, deliver to the Lender a separate written assignment of any of the same. The Lender, however, shall not incur any obligation or liability of Debtors to any Account Debtor, including, but not limited to, obligations or liabilities pursuant to any contract, agreement, warranty, guarantee, judicial decree or jury award. The Lender, in such an event, is also hereby irrevocably authorized to receive, open and dispose of all mail addressed to Debtors, to notify the Post Office authorities to change the address for delivery of Debtors’ mail to an address designated by the Lender, to endorse Debtors’ name on all notes, checks, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever, and any other instruments or documents received howsoever in payment of the Accounts Receivable, or any part thereof, and the Lender or any officer or employee thereof is hereby irrevocably constituted and appointed agent and attorney-in-fact for Debtors for the foregoing purpose.

(D) Debtors shall not collect, compromise or accept any sum in full payment or satisfaction of any of the Accounts Receivable for materially less than the amount due without the express written consent of the Lender, except in the ordinary course of business. The consent of Lender required in this clause shall not be unreasonably withheld or delayed.

(E) The Lender may directly request any Account Debtor for a written confirmation of the Accounts Receivable at any time whether before or after the occurrence of an Event of Default.

SECTION 2.04. USE OF COLLATERAL. Debtors shall at all times keep the Collateral in good condition and repair and free and clear of all unpaid charges (including, but not limited to, taxes), liens and encumbrances, and shall pay or cause to be paid all obligations as they come due, including but not limited to, mortgage payments, real estate taxes, assessments and rent due on the premises where the Collateral is or may be located, except for charges, liens, encumbrances and obligations being contested in good faith by Debtors and for which adequate reserves have been established. Debtors agree that (except as provided in the immediately preceding sentence) in the event Debtors fail to pay such obligations, the Lender may, at its sole and arbitrary discretion, pay such obligations for the account of Debtors. The Lender may, in its sole discretion, discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral and may, in its sole and arbitrary discretion, pay for the maintenance and preservation of the Collateral. Any payments made by the Lender pursuant to this Section shall be repayable to the Lender by Debtors immediately upon the Lender's demand therefor, with interest at a rate equal to the highest interest rate described in the Notes in effect from time to time during the period from and including the date funds are so expended by the Lender to the date of repayment, and any such amounts due and owing the Lender shall be an additional obligation of Debtors to the Lender secured hereunder.

SECTION 2.05. ORIGINAL VEHICLE TITLES. Debtors shall deliver, or cause to be delivered within five (5) business days of the making of the Loans all original Vehicle Titles to Lender. Each Debtors acknowledge and agree that Lender shall hold the original Vehicle Titles in its possession and may, in Lender’s sole discretion and at Debtors’ sole expense, cause new or duplicate Vehicle Titles to be issued on any Vehicle showing Lender’s lien of record. Upon the sale of any Vehicle and delivery to Lender of such net sale proceeds as Lender may require, Lender shall release the Vehicle Title for such Vehicle to Debtors.

ARTICLE THREE. REPRESENTATIONS AND WARRANTIES

SECTION 3.01. DEBTORS. Debtors represent and warrant to the Lender that:

(A) Organization, Etc. Debtors are duly incorporated, validly existing and in good standing under the laws of the State of Delaware and North Dakota, respectively, and are duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of their activities or properties, such qualification is required.

(B) Authorization: No Conflict. The execution and delivery of this Agreement are all within the corporate powers of the Debtors, have been duly authorized by all necessary action, have, or by the time of their execution and delivery shall have, received all necessary governmental or regulatory approval (if any shall be required), and do not and will not contravene or conflict with any provision of (i) law, rule, regulation or ordinance, (ii) their organizational documents; or (iii) any agreement binding upon Debtors or any of their properties, as the case may be.

(C) Validity and Binding Nature. The Agreement is the legal, valid and binding obligations of Debtors, enforceable against Debtors in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and except as the availability of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(D) Title to Assets. Except as set forth in the Lien Section of this Article Three, it has good and marketable title to all assets owned by it, including, but not limited to, the Collateral, subject to no (i) liens, encumbrances, security interests, or mortgages; (ii) zoning, building, fire, health or environmental code violations of any governmental authority; and (iii) violations of any covenants, conditions or restrictions of record.

(E) Liens. None of its assets are subject to any lien, encumbrance or security interest, except for Permitted Liens.

(F) Genuineness of Accounts Receivable. All the Accounts Receivable of it are genuine and were incurred in the ordinary course of business and are not in default.

(G) Collateral Locations. Except for Vehicles currently in operation by Debtors, all of the tangible Collateral is located at the Collateral Locations.

ARTICLE FOUR. COVENANTS

SECTION 4.01. DEBTORS. Until all the Obligations are paid in full, the Debtors covenant and agree that:

(A) Books, Records and Inspections. Debtors will (i) maintain complete and accurate books and records; (ii) permit reasonable access by the Lender to the Debtors’ books and records; (iii) make entries on their books and records, in form and manner satisfactory to Lender, disclosing Lender’s security interest in the Collateral and shall keep a separate account on its books of all collections received thereon; and (iv) permit the Lender, upon reasonable notice, to inspect the properties, whether real or personal, and operations of Debtors.

(B) Insurance. Debtors will maintain such insurance as may be required by law and such other insurance to the extent and against such hazards and liabilities as is customarily maintained by companies similarly situated. All property insurance policies with respect to the Collateral shall contain loss payable clauses in form and substance reasonably satisfactory to the Lender, naming the Lender as a loss payee as its interest may appear, and providing that such policies and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days prior written notice thereof has been given to the Lender. All insurance proceeds received by the Lender may be retained by the Lender, in its sole discretion, for application to the payment of any of the principal or interest on the Obligations then due and owing the Lender by it as the Lender may determine.

(C) Liens. Debtors will not create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any assets now owned or hereafter acquired and owned, except for Permitted Liens.

(D) Mergers, Consolidations and Sales. Debtors will not be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign, with or without recourse, any Accounts Receivable, except with the prior written consent of the Lender.

(E) Violation of Law. Debtors will not materially violate any law, statute, ordinance, rule, regulation, judgment, decree, order, writ or injunction of any federal, state or local authority, court, agency, bureau, board, commission, department or governmental body.

(F) Good Title. Debtors shall at all times maintain good and marketable title to all of its assets other than Permitted Liens.

(G) Collateral Locations. Debtors shall give the Lender 30 days prior written notice of the location of any Collateral at any place other than the Collateral Locations other than Vehicles currently in operation by Debtor.

ARTICLE FIVE. EVENTS OF DEFAULT

SECTION 5.01. EVENTS OF DEFAULT. Each of the following acts, occurrences or omissions shall constitute an event of default under this Agreement (herein referred to as an “Event of Default”), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body or tribunal:

(A) Any representation or warranty made by Debtor contained in this Agreement shall at any time prove to have been incorrect in any material respect when made;

(B) Debtor shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under this Agreement; or

(C) An Event of Default shall occur under the Financing Agreement or any of the other Transaction Documents.

ARTICLE SIX. REMEDIES

SECTION 6.01. REMEDIES UPON DEFAULT. Upon the occurrence and continuance of any Event of Default, and the expiration of any applicable cure period, and in every such event:

(A) Lender may, in its sole and arbitrary discretion, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, exercise all of the remedies of a secured party and mortgage holder under applicable law, including, but not limited to, the UCC, and all of its rights and remedies under the other Transaction Documents; and

(B) Lender may require Debtors to make the Collateral and the records pertaining to the Collateral available to the Lender at a place designated by the Lender which is reasonably convenient or may take repossession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice thereof to Debtors; and

(C) Except as otherwise provided by law, Lender may, at its option, and in its sole and arbitrary discretion, sell the Collateral at public or private sale upon such terms and conditions as Lender may reasonably deem proper, and Lender may purchase the Collateral at any such sale, and apply the net proceeds, after deducting all costs, expenses and attorneys' fees incurred at any time in the collection of the indebtedness of Debtors to the Lender and in the protection and sale of the Collateral, to the payment of said indebtedness, returning the remaining proceeds, if any, to Debtors, with Debtors remaining liable for any amount remaining unpaid after such application; and

(D) The Lender may, at its option, and in its reasonable discretion, grant extensions, compromise claims and settle Accounts Receivable for less than face value, all without prior notice to Debtors; and

(E) Lender may, at its option, and in its sole and arbitrary discretion, use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by Debtors; and

(F) Debtors shall, upon the request of the Lender, forthwith upon receipt, transmit and deliver to the Lender in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by Lender) which may be received by Debtors at any time in full or partial payment of any Collateral. Debtors shall not commingle any such items which may be so received by Debtors with any other of its funds or property but shall hold them separate and apart from their own funds or property and in trust for the Lender until delivery is made to Lender.

SECTION 6.02. ATTORNEY-IN-FACT. Upon the occurrence and during the continuation of an Event of Default, Debtors hereby appoint Lender as such Person’s attorney-in-fact, with full authority in such Person's place and stead and in such Person’s name or otherwise, from time to time in Lender’s sole and arbitrary discretion, to take any action and to execute any instrument which Lender may deem necessary or advisable to accomplish the purpose of this Agreement.

SECTION 6.03. REMEDIES ARE SEVERABLE AND CUMULATIVE. All provisions contained herein pertaining to any remedy of the Lender shall be and are severable and cumulative and in addition to all other rights and remedies available in the other Transaction Documents, at law and in equity, any one or more may be exercised simultaneously or successively. Any notification required pursuant to this Article or under applicable law shall be reasonably and properly given to Debtors at the address and by any of the methods of giving such notice as set forth in Section 7.03 of this Agreement, at least 10 days before taking any action.

ARTICLE SEVEN. MISCELLANEOUS

SECTION 7.01. NO WAIVER; MODIFICATIONS IN WRITING. No failure or delay on the part of Lender in exercising any right, power or remedy pursuant to this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification, supplement, termination or waiver of any provision of this Agreement, nor any consent by Lender to any departure by Debtors therefrom, shall be effective unless the same shall be in writing and signed by Lender. Any waiver of any provision of this Agreement and any consent by Lender to any departure by Debtors from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Debtors in any case shall entitle Debtors to any other or further notice or demand in similar or other circumstances.

SECTION 7.02. SET-OFF. Lender shall have the right to set-off, appropriate and apply toward payment of any of the Obligations, in such order of application as Lender may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of Debtors which is in transit to or in the possession, custody or control of Lender, or any agent, bailee, or Affiliate of Lender. Debtors hereby grants to Lender a security interest in all such property.

SECTION 7.03. NOTICES, ETC. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing personally delivered or sent by overnight courier or by facsimile machine, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent by facsimile machine or one (1) days after such notice is sent by overnight courier to the intended recipient thereof in accordance with the provisions of this Section 7.03. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 7.03 of this Agreement, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated for such party below:

If to the Debtors:	Midwest Energy Emissions Corp. Attn: Alan Kelley, CEO 500 W Wilson Bridge Rd Ste 140 Worthington, OH 43085 Fax: (614) 505-7377 E-mail: akelley@midwestemissions.com

With copies to:	Taft Stettinius & Hollister LLP Attn: Mitchell D. Goldsmith 111 E. Wacker Drive, Suite 2800 Chicago, Illinois 60601-3713 Fax: (312) 275-7569 E-mail: mgoldsmith@taftlaw.com

If to the Lender:	Alterna Capital Partners LLC Attn: Samir Patel 15 River Road, Suite 320 Wilton, Connecticut 06897 Fax: (203) 563-9210 E-Mail: samir.patel@alternacapital.com

With a copy to:	Levenfeld Pearlstein, LLC Attn: David B. Solomon 2 North LaSalle Street-Suite 1300 Chicago, IL 60602 Fax (312) 346-8434 E-Mail: dsolomon@lplegal.com

SECTION 7.04. COSTS, EXPENSES AND TAXES. Debtors agree to pay all out-of-pocket fees and expenses of Lender (including, but not limited to, UCC filing and search fees and fees and expenses of outside counsel to Lender and paralegals) incurred by Lender in connection with the transactions contemplated in the Financing Agreement and this Agreement. In addition, Debtors shall pay any and all stamp, transfer and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and agrees to hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. If any suit or proceeding arising from any of the foregoing is brought against Lender, Debtors, to the extent and in the manner directed by Lender, will resist and defend such suit or proceeding or cause the same to be resisted and defended by counsel approved by Lender. If Debtors shall fail to do any act or thing which it has covenanted to do under this Agreement or any representation or warranty on the part of Debtors contained in this Agreement shall be breached, Lender may, in its sole and arbitrary discretion, after 10 days written notice is sent to Debtors, do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose; and any and all amounts so expended by the Lender shall be repayable to the Lender by Debtors immediately upon the Lender's demand therefor, with interest at a rate equal to the highest interest rate set forth in the Notes in effect from time to time during the period from and including the date funds are so expended by Lender to the date of repayment, and any such amounts due and owing Lender shall be deemed to be part of the Obligations secured hereunder. The obligations of Debtors under this Section shall survive the termination of this Agreement and the discharge of the other obligations of Debtors hereunder.

SECTION 7.05. COMPUTATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with generally accepted accounting principles applied on a basis consistent with those at the time in effect.

SECTION 7.06. FURTHER ASSURANCES. Debtors agree to do such further acts and things and to execute and deliver to Lender such additional assignments, agreements, powers, documents and instruments as Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement, or to confirm unto Lender its rights, powers and remedies under this Agreement.

SECTION 7.07. COUNTERPARTS; SIGNATURES. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Agreement may be executed by any party to this Agreement by original signature, facsimile and/or electronic signature.

SECTION 7.08. BINDING EFFECTS; ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, Lender, Debtors and their respective successors, assigns, representatives and heirs. Debtors shall not assign any of its rights nor delegate any of its obligations under this Agreement without the prior written consent of Lender and no such consent by Lender shall, in any event, relieve Debtors of any of its obligations hereunder.

SECTION 7.09. HEADINGS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

SECTION 7.10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of the Agreement. Except as specifically set forth in this Agreement, Lender makes no covenants to Debtors, including, but not limited to, any commitments to provide any financing to Debtors.

SECTION 7.11. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York.

SECTION 7.12. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.13. CONFLICT. In the event of any conflict between this Agreement and any other Transaction Documents, the terms and provisions of this Agreement shall govern and control.

SECTION 7.14. DEBTORS’ ACKNOWLEDGMENT. Debtors expressly acknowledge and agrees that (A) MEEC’s financing by the Lender described in this Agreement and the other Transaction Documents constitutes good and valuable consideration to Debtors in exchange for Debtors’ various covenants and agreements set forth in this Agreement; and (B) Debtors have been represented and advised by counsel in connection with the execution and delivery of this Agreement and that such attorney has explained the terms and provisions of this Agreement to Debtor.

SECTION 7.15. CUSTOMER IDENTIFICATION - USA PATRIOT ACT NOTICE; OFAC AND BANK SECRECY ACT. Lender hereby notifies Debtors that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Lender's policies and practices, Lender is required to obtain, verify and record certain information and documentation that identifies Debtors, which information includes the name and address of Debtors and such other information that will allow Lender to identify Debtors in accordance with the Act. In addition, Debtors shall (a) ensure that no person who owns a controlling interest in or otherwise controls Debtors or any subsidiary of Debtors is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

SECTION 7.16. JURISDICTION; WAIVER. DEBTORS ACKNOWLEDGE THAT THIS AGREEMENT IS BEING SIGNED BY THE LENDER IN PARTIAL CONSIDERATION OF LENDER'S RIGHT TO ENFORCE IN THE JURISDICTION STATED BELOW THE TERMS AND PROVISION OF THIS AGREEMENT. DEBTORS CONSENT TO JURISDICTION IN THE STATE OF NEW YORK AND VENUE IN ANY FEDERAL OR STATE COURT IN NEW YORK NEW YORK FOR SUCH PURPOSES AND WAIVE ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE AND ANY OBJECTION THAT SAID COUNTY IS NOT CONVENIENT. DEBTORS WAIVE ANY RIGHTS TO COMMENCE ANY ACTION AGAINST LENDER IN ANY JURISDICTION EXCEPT THE AFORESAID CITY AND STATE. LENDER AND DEBTORS HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY WITH RESPECT TO ANY MATTER WHATSOEVER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND/OR THE TRANSACTIONS WHICH ARE THE SUBJECT OF THIS AGREEMENT.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTORS:	MIDWEST ENERGY EMISSIONS CORP.

By:
Name:
Title:

MES, INC.

By:
Name:
Title:

LENDER:	AC ENERGY MIDWEST LLC

By:
Name:
Title:

Signature Page-Security Agreement

EXHIBIT 1.01-A TO

SECURITY AGREEMENT

Collateral Locations

1.	MEEC Corporate Offices, 500 W. Wilson Bridge Rd. Ste. 140, Worthington, OH 43085
2.	MES, Inc. – 913 Big Hanaford Rd., Centralia, WA 98531
3.	MES, Inc. – 341 Interstate 45 West, Fairfield, TX 75840
4.	c/oBNB Electric – 2580 Jackson Highway, Chehalis, WA 98532
5.	c/o Albermarle – 1664 Highland Rd., Twinsburg OH 44087

EXHIBIT 1.01-B TO MIDWEST ENERGY EMISSIONS, INC.

SECURITY AGREEMENT

Vehicles

N/A